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                                                                 EXHIBIT 4.13


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                      TRANSAMERICAN REFINING CORPORATION,


                           FIRST UNION NATIONAL BANK
                                  as Trustee,

                                      and

                           FIRST UNION NATIONAL BANK
                             as Disbursement Agent,

                         __________________________

                               FIRST AMENDMENT TO

                   CASH COLLATERAL AND DISBURSEMENT AGREEMENT

                           Dated as of April 3, 1997

                         __________________________



              $36,000,000 Senior Secured Notes due March 14, 1998





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              FIRST AMENDMENT TO CASH COLLATERAL AND DISBURSEMENT AGREEMENT,
dated as of April 3, 1997 (the "Agreement"), among TransAmerican Refining Corporation, a Texas corporation (the "Company"), First Union National Bank, as trustee for the Holders (in such capacity, together with its successor in trust appointed pursuant to the Indenture, the "Trustee") under an Indenture, dated March 14, 1997, between the Company and the Trustee (such Indenture, as amended, supplemented or otherwise modified from time to time, the "Indenture"), and First Union National Bank, as Disbursement Agent (the "Disbursement Agent").

              WHEREAS, the Company has entered into the Indenture pursuant to which the Company issued $36,000,000 aggregate principal amount of Senior Secured Notes due March 14, 1998 (the "Notes"); and

              WHEREAS, the Company and the Trustee and Disbursement Agent have entered into a Cash Collateral and Disbursement Agreement dated as of March 14, 1997; and

              WHEREAS, the Company and Trustee and Disbursement Agent, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes outstanding, desire to amend the Cash Collateral and Disbursement Agreement with respect to the schedule for disbursement of funds in the Collateral Account, all in accordance with the Company's Consent Solicitation Statement dated April 1, 1997.

              NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

              Section 1. Sections 4.2(c) and (d) of the Cash Collateral and Disbursement Agreement are hereby amended to read in full as follows:

                     (c) The Disbursements shall be made on each of March 14, 1997, April 1, 1997, May 1, 1997 and June 1, 1997, or as soon thereafter as the Company has delivered a Disbursement Certificate.

                     (d) (i) The amount of the requested disbursement shall be equal to (A) $12,000,000 or less on March 14, 1997, (B) $9,000,000 or less on April 1, 1997, (C) $7,000,000 or less on May 1, 1997, and (D) the balance in the Collateral Account on June 1, 1997.

              Section 2. The remaining provisions of the Cash Collateral and Disbursement Agreement are unchanged by this Amendment and remain in full force and effect.





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              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.




                                             TRANSAMERICAN REFINING CORPORATION



                                             By:     /s/ R. Glenn McGinnis
                                                --------------------------------
                                                     Authorized Signatory



                                             FIRST UNION NATIONAL BANK, as
                                             Trustee



                                             By:     /s/ W. Jeffrey Kramer
                                                --------------------------------
                                                     Authorized Signatory



                                             FIRST UNION NATIONAL BANK, as
                                             Disbursement Agent



                                             By:     /s/ W. Jeffrey Kramer
                                                --------------------------------
                                                     Authorized Signatory





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